     As filed with the Securities and Exchange Commission on July 17, 1997
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            MARTIN INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                                           63-0133054
  (State or Other Jurisdiction of                         (I.R.S. Employer
 Incorporation or Organization)                           Identification No.)


       301 EAST TENNESSEE STREET
         FLORENCE, ALABAMA                                      35630
 (Address of Principal Executive Offices)                     (Zip Code)



                            MARTIN INDUSTRIES, INC.
                   1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION
                         AND DEFERRED COMPENSATION PLAN
                            (Full Title of the Plan)

                              ___________________

                                JAMES D. WILSON
                            MARTIN INDUSTRIES, INC.
                           301 EAST TENNESSEE STREET
                            FLORENCE, ALABAMA 35630
                    (Name and Address of Agent for Service)

                                 (205) 767-0330
         (Telephone Number, Including Area Code, of Agent for Service)

                                with a copy to:

                             JOHN B. GRENIER, ESQ.
                         BRADLEY ARANT ROSE & WHITE LLP
                          2001 PARK PLACE, SUITE 1400
                           BIRMINGHAM, ALABAMA 35203
                                 (205) 521-8000

                        CALCULATION OF REGISTRATION FEE

            Title of                                      Proposed         Proposed Maximum
         Securities to             Amount to be       Maximum Offering    Aggregate Offering        Amount of
         be Registered              Registered        Price Per Share*          Price*           Registration Fee
-----------------------------     --------------      ----------------    ------------------     ----------------
Common Stock, $0.01 par value     100,000 shares            $6.3125           $631,250.00           $191.29

* Estimated pursuant to Rule 457(h)(1) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the common stock of Martin Industries, Inc. reported on July 16, 1997 on The NASDAQ Stock Market's National
         Market.
================================================================================

                           REGISTRANT INFORMATION AND
                        EMPLOYEE PLAN ANNUAL INFORMATION



         The documents incorporated by reference in Item 3 of Part II of the Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates) are incorporated by reference into the Section 10(a) Prospectus concerning the shares of common stock, par value, $0.01 per share (the "Common Stock"), to be offered under the Martin Industries, Inc. 1996 Non-Employee Directors' Stock Option and Deferred Compensation Plan (the "Plan") and are available, without charge, to the participants upon written or oral request to James W. Truitt, Senior Vice President and Secretary, Martin Industries, Inc., 301 East Tennessee Street, Florence, Alabama 35630 (telephone number (205) 767-0330). The documents containing the information required by Part I of Form S-8, Martin Industries, Inc.'s latest Annual Report on Form 10-K and all reports, proxy statements and other communications distributed generally to the security-holders of Martin Industries, Inc. are available, without charge, to participants upon written or oral request to James W. Truitt, Senior Vice President and Secretary, Martin Industries, Inc., 301 East Tennessee Street, Florence, Alabama 35630 (telephone number (205) 767-0330).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents filed by Martin Industries, Inc. (referred to either as the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference as of their respective dates:

           (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

           (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 1997 (Commission File No. 0-26228); and

           (3) The description of the Company's Common Stock, appearing in the Company's Registration Statement on Form S-1 (Registration No. 33-90432) declared effective by the Commission on July 12, 1995, under the caption "DESCRIPTION OF CAPITAL STOCK."

           All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part of this Registration Statement from the date of the filing of such documents.

           Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus concerning the shares of Common Stock to be offered under the Plan to the extent that a statement contained in the Registration Statement, Prospectus, or any other subsequently filed document that is also incorporated by referenced herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           (a) Article VII of the Registrant's Bylaws provides as follows:

                         ARTICLE VII - INDEMNIFICATION

                 SECTION 7.1 INDEMNIFICATION. The corporation shall indemnify, and in connection with such indemnification may advance expenses to, any person who is or was a director or officer of the corporation, and any officer or director who is or was serving at the request of the corporation as a director, officer, employee, partner or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by law, including without limitation the General Corporation Law of the State of Delaware. If the amount, extent, or quality of indemnification permitted by law should be in any way restricted after the adoption of these by-laws, then the corporation shall indemnify such persons to the fullest extent permitted by law as in effect at the time of the occurrence of the omission or the act giving rise to the claimed liability with respect to which indemnification is sought. The indemnification and advancement of expenses pursuant to this Article VII shall be in addition to, and not exclusive of, any other right that the person seeking indemnification may have under these by-laws, the certificate of incorporation, any separate contract or agreement or applicable law. The corporation shall have the power in its discretion to indemnify any employee or agent of the corporation in the same manner as the corporation is required to indemnify its officers and directors under this Section 7.1.

                 SECTION 7.2 INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, agent or employee of the corporation, or any person who is or was serving at the request of the corporation as a director, officer, partner, agent or employee of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under applicable law.

                 SECTION 7.3 SURVIVAL OF RIGHT. Any right to indemnification or advancement of expenses provided by or granted pursuant to this
           Article VII shall continue as to a person who has ceased to be a director or officer of the corporation (and at the election of the corporation may continue as to a person who has ceased to be an employee or agent of the corporation) and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such an officer or director (and may at the election of the corporation inure to the benefit of the heirs, executors, administrators and personal representatives of agents and employees of the corporation).

           (b) In addition to the foregoing provisions of the Bylaws of the Registrant, directors, officers, employees and agents of the Registrant may be indemnified by the Registrant pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware.

           (c) In addition, the Registrant maintains directors' and officers' liability insurance.



ITEM 8.    EXHIBITS.

           The following exhibits are filed as part of the Registration
Statement:

EXHIBIT NUMBER                    DESCRIPTION
--------------                    -----------
    *4                    -       Article 4 of the Restated Certificate of Incorporation of Martin Industries, Inc.,
                                  which was filed as Exhibit 3(a) to the Registrant's Registration Statement on Form S-1
                                  declared effective by the Commission on July 12, 1995 (Reg. No. 33-90432).

    5                     -       Opinion of Bradley Arant Rose & White LLP

    23(a)                 -       Consent of Arthur Andersen LLP.

    23(b)                 -       Consent of Bradley Arant Rose & White LLP is contained in their opinion filed as
                                  Exhibit 5 to this Registration Statement.



__________________________________

*  Incorporated by reference.

ITEM 9.    UNDERTAKINGS

           (a)   The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Florence, State of Alabama, on July 17, 1997.

                                               MARTIN INDUSTRIES, INC.
                                               a Delaware corporation


                                      By:      /S/ JAMES D. WILSON
                                           ------------------------------
                                                   James D. Wilson
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933,as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                  Signature                                     Title                           Date
                  ---------                                     -----                           ----
            /S/ JAMES D. WILSON                      President, Chief Executive            July 17, 1997
-------------------------------------------              Officer, Director
              James D. Wilson                      (Principal Executive Officer)



         /S/ RODERICK V. SCHLOSSER                   Vice President of Finance             July 17, 1997
-------------------------------------------                and Treasurer
         Roderick V. Schlosser                      (Principal Financial Officer
                                                 and Principal Accounting Officer)



            /S/ JAMES W. TRUITT                               Director                     July 17, 1997
-------------------------------------------
              James W. Truitt


                   *                                          Director                     July 17, 1997
-------------------------------------------
           William H. Martin, III


                   *                                          Director                     July 17, 1997
-------------------------------------------
              William D. Biggs


                   *                                          Director                     July 17, 1997
-------------------------------------------
             Jim D. Caudle, Sr.


                   *                                          Director                     July 17, 1997
-------------------------------------------
             Herbert J. Dickson


                   *                                          Director                     July 17, 1997
-------------------------------------------
               Bill G. Hughey


                   *                                          Director                     July 17, 1997
-------------------------------------------
             Charles R. Martin


                   *                                          Director                     July 17, 1997
-------------------------------------------
            Louis J. Martin, II

            /s/ JAMES W. TRUITT                                                            July 17, 1997
-------------------------------------------
By James W. Truitt
As Attorney-in-Fact

                               INDEX TO EXHIBITS

   EXHIBIT                                                                                           PAGE IN SEQUENTIALLY
   NUMBER                                  DESCRIPTION                                                  NUMBERED FILING
   ------                                  -----------                                                -------------------
    *4           -            Article 4 of the Restated Certificate of Incorporation of
                              Martin Industries, Inc., which was filed as Exhibit 3(a) to the Registrant's Registration Statement on Form S-1 declared effective by the Commission on July 12, 1995 (Reg. No. 33-90432).

    5            -            Opinion of Bradley Arant Rose & White LLP

    23(a)        -            Consent of Arthur Andersen LLP.

    23(b)        -            Consent of Bradley Arant Rose & White LLP is contained in
                              their opinion filed as Exhibit 5 to this Registration Statement.

___________________
*  Incorporated by reference.